Exhibit 10.15
          PERMANENT WAIVER AND AMENDMENT NO. 2, dated as of August 22, 2008 (this “Permanent Waiver and Amendment”), among CAMBIUM LEARNING, INC., a Delaware corporation and successor to VSS-Cambium Merger Corp. (“Company”), VSS-CAMBIUM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as Administrative Agent, and the Required Note-Holders, in each case listed on the signature pages hereto, to the Note Purchase Agreement dated as of April 12, 2007 (as waived and amended by the Temporary Waiver and Amendment (“Amendment No. 1”), dated as of May 20, 2008, such Amendment No. 1 as extended by the letter agreement dated July 15, 2008 (“Letter Agreement”), and as further amended, supplemented, amended and restated, extended or otherwise modified from time to time, the “Purchase Agreement”) among Company, Holdings, each purchaser from time to time party thereto (collectively, the “Purchasers” and individually, a “Purchaser”) and TCW/CRESCENT MEZZANINE PARTNERS IV, L.P., as administrative agent (in such capacity, “Administrative Agent”) for the Purchasers. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
          WHEREAS, at the request of the Issuer Parties, the Administrative Agent and the Required Note-Holders have agreed to make certain amendments to and waive certain defaults by the Company of its obligations under the Purchase Agreement, but only on the terms and conditions set forth in this Permanent Waiver and Amendment.
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1. Waivers. Subject to the satisfaction of the conditions set forth in Section 5 of this Permanent Waiver and Amendment, with respect to any Defaults or Events of Default set forth on Schedule I hereto (the “Schedule I Defaults”), the Required Note-Holders hereby waive such Schedule I Defaults; provided that if Company has not complied in all material respects with the covenant set forth in Section 6(e) hereto, all waivers hereby shall be immediately rescinded and the Schedule I Defaults shall be immediately reinstated with full force and effect. Notwithstanding anything herein to the contrary, any material new information and/or material change in existing information provided to the Purchasers or the Administrative Agent prior to the date hereof, in each case with respect to the Schedule I Defaults waived hereby, may be the basis for any new Defaults or Events of Default.
          Section 2. Amendment to the Purchase Agreement. In connection with the waivers set forth in Section 1 above, from and after the Permanent Amendment Effective Date (as defined below), the Purchase Agreement shall be deemed modified to reflect the following:
          (i) Section 1.1 of the Purchase Agreement is amended by including the following defined terms therein in appropriate alphabetical order:
“Escrow and Settlement Agreement” shall mean the Escrow Settlement, Release, and Indemnity Agreement dated as of July 10, 2008 by and among

Holdings, Company, VSS-Cambium Settlement Fund, LLC, Whitney & Co., LLC, Whitney V, L.P. and the other persons party thereto.
“Insolvency or Liquidation Proceeding” shall mean, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets and liabilities of the Company, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to Company or with respect to any substantial part of its assets, (c) any liquidation, dissolution or winding up of Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Company, and (e) Company ceases to operate its business.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Permanent Amendment Effective Date” shall mean August 22, 2008.
“Permanent Waiver and Amendment” shall mean the Permanent Waiver and Amendment No. 2 which amends this Agreement, dated as of the Permanent Amendment Effective Date, among the Company, Holdings, the Administrative Agent and the Purchasers party thereto.
“Ratings” shall mean, as of any date of determination, the corporate family ratings level assigned to Company as determined and published by Moody’s and S&P, as applicable.
“S&P” shall mean Standard & Poor’s Rating Services, a Division of the McGraw Hill Companies, Inc.
“Windle Matter Event” shall mean any indemnity payment, insurance payment or any other payment or recovery (including, without limitation, recoveries from Jeffrey S. Windle’s estate) arising from or related to any judgment, arbitration, order, decree, settlement negotiation or other proceeding, whether criminal or civil in nature, in connection with the theft, fraud, malfeasance and other conduct committed by Jeffrey S. Windle or any other person involved in such conduct against the Issuer Parties.
          (ii) Section 1.1 of the Purchase Agreement is amended by amending or restating the following defined terms as follows:
               (a) the definition of “Consolidated EBITDA” shall be amended by deleting the word “and” at the end of clause (x)(ii)(l) and adding new clauses (x)(ii)(m) and (x)(ii)(n) as follows: “(m)(A) all losses incurred for such period in respect of any Windle Matter Event (and/or the underlying embezzlement related thereto) and which shall not exceed $1,801,000 in the aggregate after December 31, 2007 and (B) all fees and expenses incurred for such period in respect of any Windle Matter Event (and/or the underlying embezzlement related thereto) not to exceed $9.5 million, and (n) the fees paid under Sections 5(c) and 8 of the Permanent Waiver and Amendment (and such substantially similar fees paid pursuant to that certain amendment and waiver to the Senior Credit Agreement dated as of the Permanent Amendment Effective Date) and the cost of funds paid under item 3 of Schedule I to the Permanent Waiver and Amendment not in excess of $125,000, and”
          (b) the definition of “Extraordinary Event” shall be amended and restated in its entirety as follows:
“Extraordinary Event” shall mean any purchase price adjustment, indemnity payment, pension plan revision or a Windle Matter Event. For the avoidance of doubt, “Extraordinary Event” shall not include a Casualty Event.”
          (c) the definition of “Net Cash Proceeds” shall be amended by amending and restating subsection (d) of such definition as follows:
“(d) with respect to any Extraordinary Event (including, without limitation, a Windle Matter Event), the cash proceeds or other compensation received in respect thereof, net of all reasonable costs and expenses incurred in connection with the collections of such proceeds, awards or other compensation in respect of such Extraordinary Event.”
          (iii) Section 8.1(b) of the Purchase Agreement is amended by deleting the word “and” at the end of clause (iii), adding the word “and” at the end of clause (iv) and adding a new clause (v) as follows:
          “(v) any public announcement by Moody’s or S&P of any change or possible change in a Rating.”
          (iv) Section 8.2(a)(xv) of the Purchase Agreement is amended and restated as follows:
“(xv) (x) from the Permanent Amendment Effective Date until the date Section 6(d) of the Permanent Waiver and Amendment has been satisfied in all respects, unsecured Indebtedness of any Company in an aggregate amount not to exceed $8.0 million at any time outstanding; provided that such Indebtedness shall be evidenced by a note in form and substance as set forth in Exhibit I to the Limited Waiver and Amendment with modifications to such terms, if any, not more adverse to the interest of the Purchasers than any other Indebtedness incurred under this clause (o) and outstanding on May 20, 2008 (including, without limitation, the subordination of such Indebtedness to the Obligations) nor more favorable to the creditors of any other Indebtedness of any Company than to the Purchasers hereunder; provided, further, that such Indebtedness shall only accrue interest (including any default interest) in the form of pay-in-kind interest and such Indebtedness shall not have any sinking fund or other principal payment and shall not be redeemable or prepayable without the prior written consent of the Required Note-Holders and (y) thereafter, unsecured Indebtedness of any Company in an aggregate amount not to exceed $5.0 million at any time outstanding; provided, however, that (a) upon the occurrence of an Insolvency or Liquidation Proceeding, all Obligations shall be paid in full in cash prior to any payment, whether in cash or in kind, by offset, securities or any other property, being made on account of such Indebtedness (provided that, if the Equity Investors are the holders of such unsecured Indebtedness, nothing herein shall prohibit or prevent the Equity Investors from converting such Indebtedness into or exchanging such Indebtedness for Qualified Capital Stock of Holdings); (b) the cash portion payable with respect to such Indebtedness shall not accrue at an interest rate in excess of 10% per annum and (c) such Indebtedness shall not be on terms more favorable to the creditors of any other Indebtedness of the Issuer Parties than to the Purchasers hereunder.”
          (v) Schedule 5.21 to the Purchase Agreement is amended by including therein the Escrow and Settlement Agreement.
          Section 3. Amendment to Notes.
          (a) In connection with and in consideration of the waivers and amendments set forth above, from and after the date hereof, Section 2(a) of each Note is hereby amended so that the Company promises to pay interest on the Accreted Principal Amount (as defined in the Notes) of such Note at the rate of thirteen and three-quarters percent (13.75%) per annum (“Interest Rate”) on the same dates and on the same conditions as set forth in the Notes and three and three-quarters percent (3.75%) per annum of the Interest Rate shall constitute the PIK Amount; provided, however, if the Total Leverage Ratio exceeds 5.5 to 1.0, the Interest Rate then in effect shall be increased by one-half of one percent (0.50%) (with such increase to be added to the PIK Amount) until the second day following receipt of the financial statements and certificates required by Sections 8.1(a)(i) or 8.1(a)(ii) and 8.1(a)(iv) of the Purchase Agreement indicating that the Total Leverage Ratio no longer exceeds 5.5 to 1.0. Notwithstanding the foregoing, (x) from the date hereof to the date of the delivery of the financial statements and certificates required by Sections 8.1(a)(i) or 8.1(a)(ii) and 8.1(a)(iv) of the Purchase Agreement for the fiscal period ended at least three months after the date the covenants in Section 6 of the Permanent Waiver and Amendment are satisfied and (y) at all times during which the Issuer Parties have failed to deliver the financial statements and certificates required by Sections 8.1(a)(i) or 8.1(a)(ii) and 8.1(a)(iv), respectively, the Leverage Ratio shall be deemed to be in excess of 5.5 to 1.0. In addition, from and including September 5, 2008 and until but excluding the date Section 6(a) of the Permanent Waiver and Amendment has been satisfied in all material respects, the Interest Rate then in effect shall be increased by one percent (1.0%) (with such increase to be added to the PIK Amount). For the avoidance of doubt, if on September 5, 2008, Section 6(a) of the Permanent Waiver and Amendment has not been satisfied in all material respects, the Interest Rate shall be equal to fifteen and one-quarter percent (15.25%) per annum with the PIK Amount being equal to five and one-quarter percent (5.25%) per annum.
          (b) Section 2(b) of each Note is hereby amended and restated as follows:
     “(b) Notwithstanding subsection (a) of this Section 2, but subject to applicable law, upon and during the occurrence of an Event of Default, the Accreted Principal Amount of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the applicable interest rate in effect hereunder plus two percent (2%) (or 1% to the extent such Event of Default relates solely to the failure of the Company to comply with Section 6(a) of the Permanent Waiver and Amendment) (and interest shall be paid entirely in cash and no PIK Amount shall be added to the Accreted Principal Amount of this Note in respect of such interest). In addition, any overdue interest on this Note shall bear interest, payable on demand in immediately available funds, at a rate equal to the applicable interest rate in effect hereunder plus two percent (2%) (or 1% to the extent such Event of Default relates solely to the failure of the Company to comply with Section 6(a) of the Permanent Waiver and Amendment) (and interest shall be paid entirely in cash and no PIK Amount shall be added to the Accreted Principal Amount of this Note in respect of such interest).”
          Section 4. Representations and Warranties. Company represents and warrants to the Purchasers as of the date hereof that:
          (a) The execution, delivery and performance of this Permanent Waiver and Amendment have been duly authorized by all necessary corporate action by Company, and (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate the Organizational Documents of any Issuer Party, (iii) will not violate any Requirement of Law, (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Issuer Party or its property, or give rise to a right thereunder to require any payment to be made by any Issuer Party, and (v) will not result in the creation or imposition of any Lien on any property of any Issuer Party, except Permitted Liens;
          (b) This Permanent Waiver and Amendment constitutes the legal, valid and binding obligations of Company and Holdings enforceable against Company and the other Issuer Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
          (c) On and as of the Permanent Amendment Effective Date (giving effect to this Permanent Waiver and Amendment), each of the representations and warranties made by any Issuer Party contained in Article 5 of the Purchase Agreement and each other Transaction

Document is true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects on and as of the Permanent Amendment Effective Date (giving effect to this waiver) as if made on and as of such date and except to the extent that such representations and warranties specifically relate to an earlier date);
          (d) On and as of the Permanent Amendment Effective Date (giving effect to this Permanent Waiver and Amendment), Company and the other Issuer Parties represent and warrant that no other event has occurred that would give rise to a mandatory prepayment event under Section 5 of the Notes and, other than the Net Cash Proceeds from the Escrow and Settlement Agreement applied to prepay the Tranche B Loan (as defined in the Senior Credit Agreement) in accordance with Section 6(e) below, there are no other proceeds from any source which are subject to the mandatory prepayment provisions of Section 5 of the Notes, except in each case as set forth on Schedule II hereto;
          (e) Company has delivered to the Administrative Agent and the Required Note-Holders (i) the draft consolidated financial statements of Holdings and the footnotes thereto for the fiscal year ended December 31, 2007 as attached on Schedule III hereto, (ii) the revised summary forecast of the financial performance of Holdings, Company and their Subsidiaries and (iii) the final report dated August 5, 2008 prepared by FTI Consulting, Inc., relating to the fraud and malfeasance perpetrated by Jeffrey S. Windle against Holdings and its Subsidiaries (the “FTI Report”); and
          (f) At the time of and after giving effect to this Permanent Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          Section 5. Conditions. This Permanent Waiver and Amendment shall become effective as of the date (the “Permanent Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been (or is or will be substantially concurrently therewith) satisfied:
          (a) The Administrative Agent (or its counsel) shall have received from each of Company, Holdings and the Required Note-Holders either (i) a counterpart of this Permanent Waiver and Amendment signed on behalf of Company, Holdings and the Required Note-Holders or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or other electronic communication permitted under the Purchase Agreement of a signed signature page of this Permanent Waiver and Amendment) that each of Company, Holdings and the Required Note-Holders have signed a counterpart of this Waiver and Amendment;
          (b) The Administrative Agent and the Required Note-Holders shall have received evidence satisfactory to the Administrative Agent that the Company and the Required Lenders (as defined in the Senior Credit Agreement) shall have entered into a permanent waiver and amendment of the Senior Credit Agreement in form and substance as set forth on Schedule IV hereto; and

          (c) Company shall have paid to the Administrative Agent, for the benefit of each Purchaser who consents to this Permanent Waiver and Amendment on or prior to 5:00 p.m. on August 27, 2008, a fee (in immediately available funds) on the Permanent Amendment Effective Date in an amount equal to 50 basis points of each such Purchaser’s outstanding principal balance of Notes as of the Business Day ending immediately prior to the Permanent Amendment Effective Date.
          Section 6. Covenants.
          (a) On or prior to October 31, 2008, Company shall have delivered, and the Administrative Agent and the Required Note-Holders shall have received, reviewed and be satisfied with the consolidated financial statements of Holdings for the fiscal year ended December 31, 2007 accompanied by an unqualified audit opinion of Ernst & Young LLP (the “Audited Financial Statements”) which shall not differ in any materially adverse respect from the draft financial statements and footnotes thereto for the fiscal year ended December 31, 2007 set forth on Schedule III hereto.
          (b) On or prior to the later of (i) September 12, 2008 and (ii) the date of the delivery of the Audited Financial Statements, Company shall have delivered, and the Administrative Agent and the Required Note-Holders shall have received a management report, a narrative report, management’s discussion and analysis and all other deliverables required under Sections 8.1(a)(i), (iv) and (ix).
          (c) No later than September 12, 2008, Company shall have delivered and the Administrative Agent and the Required Note-Holders shall have received (x) the unaudited consolidated financial statements of Holdings for the fiscal quarter ended June 30, 2008 and (y) all other deliverables required to be delivered in accordance with Sections 8.1(a)(ii) and (iv) of the Purchase Agreement for such fiscal period and the failure to have delivered such items by the date sets forth in the Purchase Agreement shall not constitute an Event of Default.
          (d) No later than three Business Days after the date hereof, all subordinated Indebtedness held by Equity Investors shall have been converted into Qualified Capital Stock of Holdings (provided that the terms of such Qualified Capital Stock shall not require any dividends, payments or other distributions of cash or property other than payments in kind, in each case prior to the payment in full of all obligations under the Loan Documents) and no Indebtedness shall be outstanding under Section 8.2(a)(xv) of the Credit Agreement. For the avoidance of doubt, the amount of such subordinated Indebtedness converted shall have been not more than $7,000,000 and upon the satisfaction of this clause (d), all such subordinated Indebtedness shall be deemed to have been repaid in full and retired on June 30, 2008.
          (e) No later than three Business Days after the date hereof, Company shall have received, in immediately available funds, Net Cash Proceeds (which, for the avoidance of doubt, shall not include the fees and expenses incurred with respect to a Windle Matter Event) from the Escrow and Settlement Agreement in an aggregate amount of not less than $23.0 million, and such Net Cash Proceeds shall have been immediately applied to prepay the Tranche B Loan (as defined in the Senior Credit Agreement) in reverse order of the prepayments required under Section 2.09 of the Credit Agreement and otherwise in accordance with the terms of the second paragraph of Section 2.10(i) and Section 2.10(j) of the Credit Agreement.
          Section 7. Event of Default. The failure of Company to comply with Section 6 hereto (other than clause (c) which shall have the applicable grace period afforded to such deliverable by the Purchase Agreement) shall constitute an immediate Event of Default under the Purchase Agreement.
          Section 8. Expenses. Company agrees to promptly reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Permanent Waiver and Amendment, including the reasonable fees, charges and disbursements of Loeb & Loeb LLP.
          Section 9. Counterparts. This Permanent Waiver and Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Permanent Waiver and Amendment by facsimile transmission or electronic email affirmation shall be effective as delivery of a manually executed counterpart hereof.
          Section 10. Applicable Law; Jurisdiction; Consent to Service of Process. THIS PERMANENT WAIVER AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The waiver of venue, waiver of jury trial, jurisdiction and consent to service of process provisions set forth in Sections 12.8 and 12.9 of the Purchase Agreement are hereby incorporated by reference, mutatis mutandis, in this Permanent Waiver and Amendment.
          Section 11. Headings. The headings of this Permanent Waiver and Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 12. Effect of Permanent Waiver and Amendment. Except as expressly set forth herein, this Permanent Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Purchasers or the Administrative Agent under the Purchase Agreement or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other provision of the Purchase Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Amendment No. 1 and the Letter Agreement shall each hereby be superseded in their entirety by this Permanent Waiver and Amendment and each of Amendment No. 1 and the Letter Agreement are of no further force or effect. By executing and delivering a copy hereof, each applicable Issuer Party hereby agrees and confirms that all Obligations shall be guaranteed and secured pursuant to the Transaction Documents as provided therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Permanent Waiver and Amendment to be duly executed as of the date first above written.

CAMBIUM LEARNING, INC.
By:	/s/ Eric Van Ert
	Name:	Eric Van Ert
	Title:	Secretary

VSS-CAMBIUM HOLDINGS, LLC
By:	/s/ Eric Van Ert
	Name:	Eric Van Ert
	Title:	Secretary

ADMINISTRATIVE AGENT:

TCW/CRESCENT MEZZANINE
PARTNERS IV, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment
Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

PURCHASERS:

TCW/CRESCENT MEZZANINE
PARTNERS IV, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment
Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

TCW/CRESCENT MEZZANINE
PARTNERS IVB, L.P.

By: TCW/Crescent Mezzanine
Management IV, L.L.C., its Investment
Manager

By: TCW/Asset Management Company,
its Sub-Advisor

By:	/s/ Joseph Kaufman
Name: Joseph Kaufman
Title:

MAC CAPITAL, LTD.

By: TCW Advisors, Inc., as attorney-in-fact

By:	/s/ Julia K. Haramis

Name: Julia K. Haramis
Title: Vice President

By:	/s/ [ILLEGIBLE]

Name:
Title:

NEW YORK LIFE INVESTMENT
MANAGEMENT MEZZANINE PARTNERS II, LP

By: NYLIM Mezzanine Partners II GenPar, LP
Its: General Partner

By: NYLIM Mezzanine Partners II GenPar GP, LLC
Its: General Partner

By:	/s/ James M. Barker, V
Name: James M. Barker, V
Title: Executive Vice President

NYLIM MEZZANINE PARTNERS II PARALLEL FUND, LP

By: NYLIM Mezzanine Partners II GenPar, LP
Its: General Partner

By: NYLIM Mezzanine Partners II GenPar GP, LLC
Its: General Partner

By:	/s/ James M. Barker, V

Name: James M. Barker, V
Title: Executive Vice President

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING By: GoldenTree Asset Management, LP
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

GOLDENTREE CAPITAL OPPORTUNITIES, LP By: GoldenTree Asset Management, LP
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING By: GoldenTree Asset Management, LP
By:	/s/ Karen Weber
	Name:	Karen Weber
	Title:	Director — Bank Debt